Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of David Kelly, Jordan Schiffman, John Tomaszewski and Sarah Starkweather, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statements on Form S-8 relating to the registration of ordinary shares of UBS Group AG to be issued under the terms of the UBS Savings and Investment Plan, the UBS Financial Services Inc. 401(k) Plus Plan, the UBS Financial Services Incorporated of Puerto Rico Savings Plus Plan and the UBS Omnibus Stock Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Sergio P. Ermotti	Chief Executive Officer	November 28, 2014
Sergio P. Ermotti	(principal executive officer)

/s/ Tom Naratil	Group Chief Financial Officer	November 28, 2014
Tom Naratil	(principal financial officer and principal accounting officer)

/s/ Axel A. Weber	Chairman and Member of Board of Directors	November 28, 2014
Axel A. Weber

/s/ Michel Demaré	Vice Chairman and Member of Board of Directors	November 28, 2014
Michel Demaré

/s/ David Sidwell	Senior Independent Director	November 28, 2014
David Sidwell

/s/ Reto Francioni	Member of Board of Directors	November 28, 2014
Reto Francioni

	Member of Board of Directors	November 28, 2014
Ann F. Godbehere

/s/ Axel P. Lehmann	Member of Board of Directors	November 28, 2014
Axel P. Lehmann

/s/ Helmut Panke	Member of Board of Directors	November 28, 2014
Dr. Helmut Panke

	Member of Board of Directors	November 28, 2014
William G. Parrett

/s/ Isabelle Romy	Member of Board of Directors	November 28, 2014
Isabelle Romy

/s/ Beatrice Weder di Mauro	Member of Board of Directors	November 28, 2014
Beatrice Weder di Mauro

/s/ Joseph Yam	Member of Board of Directors	November 28, 2014
Joseph Yam